Exhibit 99.3

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED. QUANTERIX CORPORATION SPECIAL MEETING OF STOCKHOLDERS , 2025 YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of Quanterix Corporation common stock for the special meeting of stockholders. YOU CAN VOTE TODAY IN ONE OF THREE WAYS: VOTE VIA INTERNET Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote VOTE BY TELEPHONE Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote VOTE BY MAIL Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230 Internet and telephone access is available 24 hours a day, 7 days a week. You will be required to provide the unique control number printed below if you vote via the Internet or by telephone. If you vote on the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Time on , 2025. If you vote by mail, your vote must be received in sufficient time before the special meeting. QUANTERIX CORPORATION PROXY The Board of Directors recommends a vote “FOR” Proposals 1 and 2. 1. To approve the issuance of shares of common stock, par value $0.001 per share, of Quanterix Corporation ("Quanterix") to stockholders of Akoya Biosciences, Inc. ("Akoya") in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of January 9, 2025, by and among Quanterix, Akoya and Wellfleet Merger Sub, Inc. (the “Quanterix Share Issuance Proposal”).  FOR  AGAINST  ABSTAIN 2. To approve adjournments of the Quanterix special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Quanterix Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Quanterix Share Issuance Proposal.  FOR  AGAINST  ABSTAIN  If voting by mail, please fold and detach card at perforation before mailing.  Quanterix Corporation c/o Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230-1150 CONTROL NUMBER:  Stockholder Signatures (Titles) Date INSTRUCTIONS: Please sign exactly as your name(s) appear(s) on this proxy card. If signing as an attorney, executor, administrator, trustee, guardian or other fiduciary agent, please provide your full title as such. Joint owners should each sign personally. All holders must sign. If you are signing on behalf of a corporation or partnership as an authorized officer, please sign using the full corporate or partnership name.

YOUR VOTE IS IMPORTANT! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL. YOU MAY VOTE ON THE INTERNET OR BY TELEPHONE. YOUR INTERNET OR TELEPHONE VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON , 2025. IF YOU DO NOT VOTE VIA THE INTERNET OR BY TELEPHONE, THEN PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY. YOUR MAIL VOTE MUST BE RECEIVED IN SUFFICIENT TIME BEFORE THE SPECIAL MEETING. If you have any questions, would like to request additional copies of proxy materials or need assistance voting your proxy card, please contact Quanterix Corporation’s proxy solicitor: Sodali & Co 430 Park Avenue, 14th Floor, New York, NY 10022 Call toll-free (800) 662-5200 or (203) 658-9400 Email: qtrx@info.sodali.com QUANTERIX CORPORATION SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2025 THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Masoud Toloue, Ph.D. and Laurie Churchill, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Quanterix Corporation to be held on , 2025 or at any postponement or adjournment thereof. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR PROPOSALS 1, 2, AND, TO THE EXTENT AUTHORIZED UNDER RULE 14A-4(C) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IN THE DISCRETION OF THE PROXIES NAMED HEREIN OR THEIR SUBSTITUTES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. ONLY STOCKHOLDERS OF RECORD ON MARCH 31, 2025 MAY VOTE AT THE MEETING. IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY. THANK YOU FOR VOTING. (Continued and to be dated and signed on the reverse side)  If voting by mail, please fold and detach card at perforation before mailing.  PROXY CARD